UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): August 14, 2014 (August 9, 2014)

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2014, China Shengda Packaging Group Inc. (the “Company”) held an annual meeting of its shareholders (the “Annual Meeting”) at which Mr. Zhihai Mao did not receive a majority of votes cast from stockholders. As part of the requirements of the Company’s bylaws, Mr. Mao’s term expired on August 9, 2014, one week after the certification by the Company of the voting results.

On August 12, 2014, the Board of Directors of the Company (the “Board”) appointed Ms. Angel Yanki Wong (“Ms. Wong”) as director of the Company to fill the vacancy. The Board has determined that Ms. Wong is an “independent director” as defined by NASDAQ Listing Rule 5605(a)(2). The Board has also determined, based upon a review of Ms. Wong’s responses to a questionnaire designed to elicit information regarding her experience in accounting and financial matters, that Ms. Wong shall be designated as an “audit committee financial expert” as Ms. Wong has past employment experience in finance and accounting, requisite professional certification in accounting, or any other comparable experience or background which results in her financial sophistication.

Ms. Wong has been the president and executive director of Advanced Capital Limited since January 2008, where she provides consultancy services for both listed companies and companies preparing for listing. Ms. Wong has been an independent non-executive director of China Best Group Holding Limited, a company listed on the Hong Kong Stock Exchange (Stock Code: 0370) since June 2011. From October 2011 to May 2013, Ms. Wong was an independent non-executive director of Oriental Unicorn Agricultural Group Limited, a company listed on the Growth Enterprise Market of the Hong Kong Stock Exchange (Stock Code: 8120). From August 2009 to January 2011, she was a non-executive director of Duty Free International Limited, a company listed on SESDAQ of the Singapore Exchange Limited (Stock Code: DutyFree), and she was the chairman of the board from February 2010 to January 2011. From April to November 2005, she was the Chief Financial Officer of Shengda (Group) Holdings Ltd., a company controlled by the founders of the Company and later dissolved in 2011. Ms. Wong also worked for Deloitte Touché Tohmatsu in Hong Kong office from September 1995 to November 1999.

Ms. Wong obtained a Bachelor of Arts in international accounting from Xiamen University in July 1994, a post-graduate certificate in professional accounting from the City University of Hong Kong in November 2000 and a master degree in business administration from Cheung Kong Graduate School of Business in China in October 2009. Ms. Wong also obtained a certificate in taxation and accounting from the China Business Center of The Hong Kong Polytechnic University in October 2002. Ms. Wong has been admitted as fellow member of the Institute of Financial Accountants in the United Kingdom since October 2003, full member of the Society of Registered Financial Planners in Hong Kong since November 2003 and full member of the Singapore Institute of Directors since October 2009. Ms. Wong was also the honorary secretary (from 2007 to 2008) and council member (from 2008 to 2009) of Institute of Financial Accountants in the United Kingdom, and a part-time professor at Xiamen University from April 2006 to June 2009.

The Board also appointed three directors Mr. Yaoquan Zhang, Mr. Zhen Yuan and Ms. Wong (the “Independent Directors”) below to the following committees:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Angel Yanki Wong	**	*	*
Yaoquan Zhang	*	*	**
Zhen Yuan	*	**	*

*	Member
**	Chair

On August 13, 2014, each of the Independent Directors entered into the Company’s form of Independent Director Agreement and form of Indemnification Agreement. Under the terms of the Independent Director Agreement, the Company agreed to pay Mr. Zhang, Mr. Yuan and Ms. Wong an annual salary of $16,150, $18,000, and $23,400, respectively, as compensation for the services to be provided by them as directors. Under the terms of the Indemnification Agreement, the Company agreed to indemnify the Independent Directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the Independent Directors in connection with any proceeding if the Independent Directors acted in good faith and in the best interests of the Company. This brief description of the terms of the Independent Director Agreement and Indemnification Agreement is qualified by reference to the provisions of the forms of agreements filed as Exhibit 10.1 to this current report on Form 8-K.

There are no arrangements or understandings between any of the Independent Directors and any other persons pursuant to which they were selected as directors. There are no transactions between the Company and any of the Independent Directors that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description
No.

10.1	Form of Independent Director Agreement and Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shengda Packaging Group Inc.

Date: August 14, 2014

/s/ Daliang Teng
Name: Daliang Teng
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
No.

10.1	Form of Independent Director Agreement and Indemnification Agreement